EXHIBIT 5

                          STEPHEN A. ZRENDA, JR., P.C.
                          ATTORNEY AND COUNSELOR AT LAW
                              2440 BANK ONE CENTER
                               100 NORTH BROADWAY
                       OKLAHOMA CITY, OKLAHOMA 73102-8608

Telephone (405) 235-2111   Email: Zrendaesq@aol.com    Telecopier (405) 235-2157

                                                         August 29, 2005
American Dairy, Inc.
C-16 Shin Chen International Building, No. 10
Jiu-shen Road, Zho Yan Chu
Beijing
The People's Republic of China

Gentlemen:

      We have acted as special counsel to American Dairy, Inc. (the "Company") to render a legal opinion regarding its Form S-1 Registration Statement to be filed with the Securities and Exchange Commission concerning the public offering of its Common Stock, $.001 par value, by certain selling stockholders of American Dairy

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, instruments and documents of American Dairy, certificates of public officials and of officers of American Dairy, and such other certificates, documents and records, and have made such other investigations, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon such certificates of public officials and of such officers, such other certificates, documents and records, and upon the representations of such parties. In addition, we have assumed: (I) the genuineness of all signatures on all documents seen or reviewed by us, ii) the authenticity of documents submitted to us as originals, and (iii) the conformity with the original and certified copies of all documents submitted to us as copies and the authenticity of the originals thereof. We have also examined such matters of law and such additional matters of fact as we consider necessary or appropriate in connection with the opinions hereinafter expressed.

      Based on and subject to the foregoing, it is our opinion that:

      1. American Dairy is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah; and

      2. Assuming the accuracy of the documents, representations and warranties of American Dairy, the public offer, transfer and sale of the Common Stock of American Dairy by the selling stockholders will have been duly authorized and will be fully paid and nonassessable.

      The opinions expressed herein are solely for your benefit in connection with the Form S-1 Registration Statement of American Dairy and may not be relied upon in any manner or for any purpose by any other person or entity without the prior written consent of this firm.

      We hereby consent to the use of our name and of this legal opinion as an exhibit to the Form S-1 Registration Statement of American Dairy.

                                Very truly yours,

                                /s/ Stephen A. Zrenda, Jr.
                                --------------------------
                                Stephen A. Zrenda, Jr.